Exhibit 10.8

FIRST AMENDMENT

LICENSE AGREEMENT

THIS AMENDMENT TO A LICENSE AGREEMENT (this "**Amendment**") is entered into by and between **(1) B.G. NEGEV TECHNOLOGIES AND APPLICATIONS LTD.**, a company formed under the laws of Israel, having a place of business at 77 Ha'Energia St., POB 653, Beer Sheva 8410501, Israel ("**BGN**"); **MOR RESEARCH APPLICATION LTD.**, Reg. number 511922270, a company formed under the laws of Israel, having a place of business at 38 Habarzel St., Tel Aviv, Israel ("**MOR**", and together with BGN, collectively, the "**Licensors**"); **(2)** SleepX Ltd., Reg. number 516045705, a company formed under the laws of the State of Israel, having a place of business at 17 Alon st., Gvaot bar 8533700 ("**Company**"). The effective date of this Amendment is May 1st, 2022(the "**Amendment Effective Date**").

BGN, MOR and Company are also collectively referred to herein as the "**Parties**", and each individually as a "**Party**".

WHEREAS, Parties have entered into that certain License Agreement on March 15, 2020 (the "**License Agreement**"); and

WHEREAS, the Parties agree to amend the License Agreement as set forth herein;

NOW, THEREFORE, the Parties hereby agree as follows:

1. *Amendment of Schedule A of the Agreement*

The Parties hereby agree to introduce additional patent applications / patents to be covered under the Agreement and the License and accordingly the Parties hereby update Schedule A of the Agreement by way of adding to Schedule A of the Agreement the patent applications / patents recorded in Exhibit A hereto ("**Additional Patents**"). For the sake of clarity, it is recorded that the Additional Patents shall be deemed part of the Licensed Patents and all provisions of the Agreement governing Licensed Patents shall also apply to the Additional Patents unless specifically recorded otherwise in this Amendment. For the sake of convenience, the patent applications / patents originally recorded in the License Agreement (as opposed to the Additional Patents) shall be referred to as the "**Original Patents**").

2. *Consideration*

The Additional Patents shall entitle Licensors for the same payments and consideration already recorded in the Agreement which shall remain unchanged and which shall apply in a similar fashion to the commercialization of the Additional Patents, it being clarified in order to dispel doubt that (i) no change shall apply with respect to Running Royalties, Sublicense Consideration and Exit Consideration; (ii) the Annual License Fee recorded in Section 4.1.1 of the Agreement shall be payable for the Original Patents, and an additional similar amount shall be due for the Additional Patents (i.e. reference to USD 10,000 in Section 4.1.1 shall be amended to USD 20,000, reference to USD 20,000 in Section 4.1.1 shall be amended to USD 40,000, reference to USD 30,000 in Section 4.1.1 shall be amended to USD 60,000, reference to USD 40,000 in Section 4.1.1 shall be amended to USD 80,000 and reference to USD 50,000 in Section 4.1.1 shall be amended to USD 100,000); (iii) the Milestone Payment recorded in Section 4.1.4 of the Agreement (of USD 60,000) shall be payable for the first Licensed Product containing Original Patents, and an additional similar amount shall be due for the Additional Patents (i.e. USD 60,000 for the first Licensed Product containing Additional Patents).

3. *Additional Patents Expenses*

Under Section 8.1 of the Agreement the Company reimburses Licensors for past incurred patent expenses. The amount due under Section 8.1 of the Agreement as Patent Expenses for the Additional Patents is NIS 60,000 plus VAT and said amount shall be paid by Company to BGN (for further distribution to MOR, if required) as follows: 50% of said amount (i.e. NIS 30,000 plus VAT) shall be

payable within 30 days from the Amendment Effective Date and 50% of said amount (i.e. NIS 30,000 plus VAT) shall be payable within 120 days from the Amendment Effective Date. For clarity and as recorded in Section 8.3 of the Agreement, Company shall bear as of the Amendment Effective Date and onwards the costs and expenses of the ongoing filing, prosecution and maintenance of the Additional Patents (as with regard to other Licensed Patents).

4. *Non-development*

The provisions of Section 12.4 of the Agreement shall continue to apply with regard to the Original Patents. With regard to the Additional Patents the Parties agree that similar provisions to the current provisions of Sub-Sections (b) and (c) of Section 12.4 shall apply *mutatis mutandis*, and accordingly a new Section 12.4A is hereby added to the Agreement as follows:

"12.4A If ***(a)*** FDA or EMA regulatory approval to market a Licensed Product which embodies, comprises, contains, uses or was developed using any Additional Patents were not obtained by Company by 3 years from the Amendment Effective Date; and/or ***(c)*** a First Commercial Sale of a Licensed Product which embodies, comprises, contains, uses or was developed using any Additional Patents has not commenced on or before 5 years from the Amendment Effective Date, then in each of the foregoing events - BGN shall be entitled at its sole discretion on behalf of itself and MOR to terminate the License solely with respect to the Additional Patents, as a sole and exclusive remedy, and all other provisions of the Agreement shall continue to apply. It is also agreed that the provisions of Section 12.7 through 12.9 of the Agreement shall apply *mutatis mutandis* to such partial termination of the License i.e. these sections shall apply upon such termination solely with respect to the Additional Patents. For clarity – Section 12.4 of the Agreement shall continue to apply but shall not refer to the Additional Patents."

5. *Miscellaneous*

The preface to this Amendment constitutes integral parts hereof. Unless otherwise specified herein, all capitalized terms not defined in this Amendment, shall have the meaning assigned to them in the License Agreement. All provisions of the License Agreement not specifically modified herein shall remain unchanged.

~ signature page follows ~

.N, L

IN WITNESS THE HANDS OF THE PARTIES

Sleep X Ltd.
516045705

B.G. NEGEV TECHNOLOGIES AND APPLICATIONS LTD.

B.G. Negev Technologies and Applications Ltd. ID: 510785207

BY: Josh Peleg

TITLE: CEO

DATE: 9 May 2022

BY: BORIS MOLCHADSKY

TITLE: CEO

DATE: 01-05-2022

MOR RESEARCH APPLICATION LTD.

מור ישום מחקרים בע"מ
MOR-RESEARCH APPLICATIONS LTD

BY: Shay Marcus

TITLE: CEO

DATE: 8.5.22

Declaration of Principal Investigators:

Each of the undersigned hereby confirms that he has read the above Amendment and that its contents are acceptable to him.

DR. YANIV ZIGEL

PROF. ARIEL TARASIUK